UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2006

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST MIDWEST BANCORP, INC. FORM 8-K March 21, 2006
Item 1.01 Entry Into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 21, 2006, First Midwest Bancorp, Inc., a Delaware corporation (the "Company") entered into an Underwriting Agreement for the sale of $100,000,000 in aggregate principal amount of its 5.85% Subordinated Notes due April 1, 2016 (the "Notes"). The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company's shelf registration on Form S-3 (File No. 333-132137). The Notes are issuable pursuant to an Indenture dated as of March 1, 2006 by and between the Company and U.S. Bank National Association.

Attached as Exhibit 1 is the Underwriting Agreement dated March 21, 2006 between the Company and Keefe, Bruyette & Woods, Inc., as underwriter relating to the sale of the Notes.

Attached as Exhibit 5 is an Opinion of Chapman and Cutler LLP as to the legality of the Notes.

Item 7.01 Regulation FD Disclosure

The information contained in this Item 7.01 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act.

On March 21, 2006, the Company issued a press release announcing the pricing of the Notes offering. This press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibit Index:

1

Underwriting Agreement, dated March 21, 2006 between First Midwest Bancorp, Inc. and Keefe, Bruyette & Woods, Inc., as underwriter relating to $100,000,000 in aggregate principal amount of the Company's 5.85% Subordinated Notes due April 1, 2016 (the "Notes").

5	Opinion of Chapman and Cutler LLP as to the legality of the notes.
23	Consent of Chapman and Cutler LLP (included as part of Exhibit 5).
99	Press Release issued by the Company dated March 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: March 21, 2006	/s/ MICHAEL L. SCUDDER
Michael L. Scudder Executive Vice President